Exhibit 99.1

B2Digital to Launch B2 Sports Network (B2SN) Combat Sports Streaming Channel in $90B Streaming Marketplace

TAMPA, FL, December 8, 2022 (GLOBE NEWSWIRE) – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the upcoming launch of the B2 Sports Network (“B2SN”), a 24/7 linear cable TV style streaming channel that will carry Combat Sports content produced by B2Digital.

“We have already communicated with multiple over-the-top streaming platforms, and we believe we are in a prime position to launch B2SN with wide distribution coverage because we have a built-in capability to film, produce, and stream our own combat sports content,” stated Greg P. Bell, Chairman and CEO of B2Digital.

B2SN is slated to be a 24/7 Linear Cable TV Style channel carrying B2 Fighting Series (“B2FS”) combat sports content, which will include past fights as well as live coverage of future B2FS events. The Company plans to launch B2SN in Q1 2023 on operating OTT networks.

According to Verified Market Research, the Sports Online Live Video Streaming Market is expected to grow at a CAGR of nearly 25% from 2022 to 2030, reaching a total size of over $93 billion.

Bell added, “Streaming just passed traditional cable this year for the first time. Cable will never retake that lead. The future is streaming. Streaming combat sports content is a huge driver in that equation and a major opportunity. With our in-house resources and experience on the production side and our award-winning combat sports content, B2 is positioned for leadership in that market.”

The B2SN, B2 Sports Network, has officially launched and is operating now so sports fans and shareholders can get a free preview of the cable style network playing at www.b2sn.net . The official B2SN, that will produce revenue for the company, is planned to launch on a major OTT platform in Q1 of next year.

About B2Digital Inc.
B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, and generating both live audience and PPV ticket sales, as well as creatively marketing the archived content generated through its operations in this segment. The Company also plans to generate additional revenues over time from endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate. The Company now operates at a pace of more than 40 events per year.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.B2FS.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com